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                              March 6, 2000



The BlackRock Florida Insured
   Municipal 2008 Term Trust
800 Scudders Mill Road
Plainsboro, New Jersey  08536



               Re: The BlackRock Florida Insured Municipal 2008 Term Trust -- Registration on Form N-2
                    -------------------------------------------------


Ladies and Gentlemen:

          We have acted as special counsel to The BlackRock Florida Insured Municipal 2008 Term Trust, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a "Massachusetts business trust") (the "Trust"), in connection with the offering by the Trust of 726 of the Trust's preferred shares of beneficial interest, par value $0.01 per share, liquidation preference $25,000 per share (the "New Preferred Shares").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended Notification of Registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-8A, dated March 20, 1997, as filed with the Securities and Exchange Commission (the "Commission") on March 21, 1997, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-95347 and 811-07092) as filed with the Commission on January 25, 2000 and amended by Pre-Effective Amendment No. 1 on March 3,
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The BlackRock Florida Insured
   Municipal 2008 Term Trust
Page 2

2000 and Pre-Effective Amendment No. 2 on March 6, 2000, under the Securities Act of 1933, as amended (the "1933 Act") (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into be between the Trust, as issuer, Salomon Smith Barney Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, A.G. Edwards & Sons, Inc. and Goldman, Sachs & Co. as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the New Preferred Shares; (v) the Declaration of Trust of the Trust, as presently in effect; (vi) The form of Certificate of Designation relating to the New Preferred Shares (the "Certificate of Designation") and the Certificate of Designation dated June 13,1995 establishing the rights and preferences of the currently outstanding Auction Rate Municipal Preferred Shares of the Trust, (vii) the By-Laws of the Trust, as presently in effect; and (viii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the New Preferred Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents ments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We also have assumed that the Certificate of Designations ultimately adopted by the Board of Trustees is substantially similar to the form of Certificate of Designations reviewed by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Underwriting Agreement has been duly executed and delivered and (iii) the New Preferred Shares
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The BlackRock Florida Insured
   Municipal 2008 Term Trust
Page 3



have been duly issued, executed and authenticated in accordance with the Declaration of Trust and the Certificate of Designations and delivered and paid for in accordance with the Underwriting Agreement, the issuance and sale of the New Preferred Shares will have been duly authorized, and the New Preferred Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                    Very truly yours,